Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact:
Marty Ketelaar, Vice President,
Investor Relations
(515) 362-3693

AmerUs Group Reports Record First Quarter Operating
Income of $40.2 Million; $0.99 Per Share

     DES MOINES, Iowa (May 3, 2004)—AmerUs Group Co. (NYSE: AMH), a leading producer of life insurance and annuity products, today reported first quarter 2004 net income of $26.4 million, or $0.65 per diluted share, compared with $35.8 million, or $0.91 per diluted share in the first quarter of 2003. Adjusted net operating income for the first quarter of 2004 was $40.2 million, or $0.99 per diluted share, compared with $36.1 million, or $0.92 per diluted share a year ago.1

     Commenting on the company’s first quarter results, chairman and chief executive officer Roger K. Brooks said, “We are very pleased with the 11 percent increase in operating income as it reflects the results achieved from our commitment to streamline operations and offer profitable products that meet our customers’ needs.”

     The primary items causing a difference between net income and net adjusted operating income include a $7.3 million increase in policy reserve liabilities as required by SOP 03-1 and a $7.9 million loss related to the proposed sale of its office building in Indianapolis, Indiana. This property was acquired as part of the 2001 acquisition of Indianapolis Life Insurance Company.

Protection Product Sales2 and Results

     First quarter fixed life sales were on plan at $31.8 million, compared to $31.4 million in the first quarter of 2003. Sales of equity indexed products, AmerUs Group’s most profitable products, amounted to 54 percent of total fixed life sales during the first quarter of 2004 compared to 43 percent a year ago. AmerUs Group remains the leading writer of equity indexed life insurance products in the United States. For the year, AmerUs Group expects to grow total fixed life sales to approximately $130-$135 million, an increase of 10 percent over 2003 results.

     Operating expenses in the protection segment decreased to $17.0 million in the first quarter of 2004 compared to $20.4 million a year ago. The lower operating expenses were a result of the company’s restructuring activities in 2003.

Accumulation Product Sales2 and Results

     Sales of fixed annuity products for the quarter also remained steady at $379 million, compared with $376 million in the first quarter of 2003. Sales of equity indexed products, AmerUs Group’s most profitable annuity product, comprised 78 percent of first quarter sales compared to 62 percent a year ago. AmerUs Group continues to rank as the number two writer of equity indexed annuity products in the United States. The company plans to generate total fixed annuity sales of $1.9 billion in 2004, with equity indexed products representing 85 percent of those sales.

Net Investment Income

     Net investment income was $257 million in the first quarter of 2004 compared to $255 million in the first quarter of 2003. Growth in invested assets was offset by lower

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yields on new investments. The portfolio earned rate during the first quarter of 2004 was 5.80 percent compared to 6.11 percent during the same period in 2003. The portfolio earned rate increased eight basis points, from 5.72 percent, in the fourth quarter of 2003.

Earnings Guidance3

     “Our continued strong sales of profitable products and effective investment management are key contributors to our excellent first quarter results, and I am pleased to reaffirm our 2004 adjusted net operating income guidance of $4.00 to $4.10 per share,” said Brooks.

Corporate Actions

     The company will hold its annual meeting of shareholders at 2 p.m. (CDT) on Thursday, May 13, 2004, in Des Moines, Iowa. Shareholders of record who wish to attend the annual meeting should contact the company’s corporate secretary at (515) 362-3695 for more information.

Webcast, Conference Call, Audio Replay and Additional Financial Information

     Interested parties may listen to a webcast or conference call with AmerUs Group’s management discussing first quarter 2004 results. The webcast may be accessed through AmerUs Group’s website at www.amerus.com under the “For Investors” section of the home page. The conference call may be accessed by calling (toll free) 888-810-4235 (international 706-679-5686) at 10 a.m. EDT on Tuesday, May 4, 2004. An audio replay of AmerUs Group’s call will be available at 1 p.m. EDT, May 4, 2004, through May 11, 2004. The replay can be accessed by dialing 800-839-0860, Conference ID 1022.

     Further detailed financial information, including operating segment income, investment composition, operating expenses and product distribution by channel, can be

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found in AmerUs Group’s Financial Supplement, which is available by accessing the company’s web site at www.amerus.com or by contacting the company’s investor relations department.

Caution Regarding Forward-Looking Statements

     This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Additionally, forward-looking statements are subject to assumptions, risks and uncertainties. Statements such as “expect,” “anticipate,” “believe,” “goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated by these forward-looking statements can be found in the company’s 10-K, filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and AmerUs Group undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

     AmerUs Group Co. is located in Des Moines, Iowa, and is engaged through its subsidiaries in the business of marketing individual life insurance and annuity products in the United States. Its major subsidiaries include: AmerUs Life Insurance Company,

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     American Investors Life Insurance Company, Inc., Bankers Life Insurance Company of New York and Indianapolis Life Insurance Company.

     As of March 31, 2004, AmerUs Group’s total assets were $22.2 billion and shareholders’ equity totaled $1.5 billion, including accumulated other comprehensive income.

[1] The company views adjusted net operating income, a non-GAAP financial measure, as an important indicator of financial performance. When presented with net income, the combined presentation can enhance an investor’s understanding of AmerUs Group’s underlying profitability and normalized results from operations. The definition of adjusted net operating earnings, as presented in this press release, excludes the following items on an after-tax basis from net income: open block realized gains and losses, deferred policy acquisition costs associated with open block realized gains and losses, non-insurance operations, restructuring costs, the impact of SFAS 133, the release of income tax provisions, discontinued operations and the cumulative effect of change in accounting. Non-GAAP measures are also used for goal setting, determining employee and management compensation and evaluating our performance on a comparable basis to that used by security analysts. A reconciliation of net income to adjusted net operating income has been included as part of this press release.

[2] Sales for an insurance company are a performance measure. Sales are presented in accordance with industry practice and represent the amount of new business sold during the period. We believe sales are a measure of the productivity of our distribution networks. Sales are also a leading indicator of future revenue trends. However, revenues are driven by prior period sales as well as current period sales.

[3] Adjusted net operating income per share is a non-GAAP financial measure. Due to the unpredictability of the timing and recognition of gains and losses, especially items such as credit impairments, trading gains and losses, FAS 133 adjustments as well as the unpredictable nature of certain other unusual or non-recurring items that management believes are not indicative of ongoing operational performance, guidance on GAAP net income cannot readily be estimated. Accordingly, the company is unable to provide guidance with respect to, or a reconciliation of guidance on, adjusted net operating income per share to GAAP net income per share.

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AMERUS GROUP CO.
ADJUSTED NET OPERATING INCOME
($ in thousands, except share data)

Adjusted net operating income reflects net income adjusted to eliminate certain items, such as open block realized gains and losses, deferred policy acquisition costs associated with the open block realized gains and losses, non-insurance operations, restructuring costs, the impact of SFAS 133, the release of income tax provisions, discontinued operations and the cumulative effect of change in accounting. Adjusted net operating income shown below does not constitute our net income computed in accordance with GAAP. The adjustments are presented net of income taxes.

	For The Three Months Ended
	March 31,
	2004	2003
Net Income	$26,354	$35,789
Realized (gains) losses on open block assets (A)	16,088	(5,276)
Net amortization of DAC, VOBA and bonus interest due to open block gains or losses (B)	910	4,305
Net effect of accounting differences from SFAS 133 (C)	(1,482)	17
Restructuring costs (D)	—	2,023
Other income from non-insurance operations (E)	119	(238)
Income tax provision release (F)	(5,182)	—
Income from discontinued operations (G)	(3,899)	(487)
Cumulative effect of change in accounting (H)	7,285	—

Adjusted Net Operating Income	$40,193	$36,133

Adjusted Net Operating Income per common share:
Basic	$1.02	$0.93

Diluted	$0.99	$0.92

Weighted average common shares outstanding:
Basic	39,263,367	38,984,807

Diluted	40,434,902	39,217,951

AMERUS GROUP CO.
NOTES TO ADJUSTED NET OPERATING INCOME

(A)	Represents total open block realized gains or losses on assets. Open block realized gains or losses may vary widely between periods. Such amounts are determined by management’s timing of individual transactions or current market conditions and do not necessarily correspond to the underlying operating trends. The first quarter of 2004 includes a $7.9 million unrealized loss on the Indianapolis Life office building which is an asset classified as held for sale and carried at fair value.

(B)	Represents amortization of deferred acquisition costs (DAC), value of business acquired (VOBA) and capitalized bonus interest on the open block realized gains and losses that are included in our product margins.

(C)	Represents the net effect of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” related accounting entries. The accounting entries consist of cash flow hedge amortization, market value adjustments on trading securities, derivatives, equity-indexed contracts, and the associated change in amortization of DAC, VOBA and capitalized bonus interest resulting from such adjustments.

(D)	Represents costs of restructuring our operations to eliminate duplicative functions and to merge IL Annuity into ILIC. The costs consist primarily of relocation of employees, severance and termination benefits, systems coversion, and merger related expenses.

(E)	Represents the net income from our property operations which is not part of our insurance operations.

(F)	Represents a reduction in the income tax accrual for the release of provisions originally established for potential tax adjustments which have been settled or eliminated.

(G)	Represents the net income from our discontinued operations.

(H)	Represents the cumulative effect of change in accounting, net of income taxes, as of January, 2004, resulting from the Company’s adoption of SOP 03-1.

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except share data)

	For The Three Months Ended March 31,
	2004	2003
Revenues:
Insurance premiums	$70,737	$81,605
Product charges	49,562	46,831
Net investment income	256,875	255,113
Realized/unrealized capital gains (losses)	(85)	7,855
Other income	19,603	16,356

	396,692	407,760

Benefits and expenses:
Policyowner benefits	238,429	223,361
Underwriting, acquisition and other expenses	40,601	40,356
Restructuring costs	—	3,193
Amortization of deferred policy acquisition costs and value of business acquired	47,911	47,074
Dividends to policyowners	25,484	34,574

	352,425	348,558

Income from continuing operations	44,267	59,202
Interest expense	8,398	6,799

Income before income tax expense	35,869	52,403
Income tax expense	6,129	17,101

Net income from continuing operations	29,740	35,302
Income from discontinued operations, net of tax	3,899	487

Net income before cumulative effect of change in accounting	33,639	35,789
Cumulative effect of change in accounting, net of tax	(7,285)	—

Net income	$26,354	$35,789

Net income from continuing operations per common share:
Basic	$0.76	$0.91

Diluted	$0.74	$0.90

Net income per common share:
Basic	$0.67	$0.92

Diluted	$0.65	$0.91

Weighted average common shares outstanding:
Basic	39,263,367	38,984,807

Diluted	40,434,902	39,217,951

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	March 31,	December 31,
	2004	2003
Assets
Investments:
Securities available-for-sale at fair value:
Fixed maturity securities	$14,642,276	$13,944,961
Equity securities	76,201	74,890
Short-term investments	25,207	28,556
Securities held for trading purposes:
Fixed maturity securities	2,022,366	2,089,502
Equity securities	5,722	1,652
Short-term investments	586	591
Mortgage loans	849,776	968,572
Real estate	33	33
Policy loans	490,245	494,646
Other investments	460,897	339,436

Total investments	18,573,309	17,942,839
Cash and cash equivalents	409,529	274,150
Accrued investment income	215,058	205,492
Premiums, fees and other receivables	44,066	42,761
Reinsurance receivables	681,822	663,452
Deferred policy acquisition costs	960,935	1,005,934
Capitalized bonus interest	120,844	114,196
Value of business acquired	391,139	419,582
Goodwill	226,291	224,075
Property and equipment	49,237	48,849
Other assets	298,015	311,305
Separate account assets	262,031	261,657
Assets of discontinued operations	—	27,950

Total assets	$22,232,276	$21,542,242

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	March 31,	December 31,
	2004	2003
Liabilities and Stockholders’ Equity
Liabilities:
Policy reserves and policyowner funds:
Future life and annuity policy benefits	$17,162,955	$16,994,255
Policyowner funds	1,337,180	1,306,160

	18,500,135	18,300,415
Accrued expenses and other liabilities	809,242	443,589
Dividends payable to policyowners	365,655	321,233
Policy and contract claims	66,827	58,880
Income taxes payable	73,907	50,274
Deferred income taxes	100,433	80,861
Notes payable	545,601	596,101
Separate account liabilities	262,031	261,657
Liabilities of discontinued operations	—	19,421

Total liabilities	20,723,831	20,132,431
Stockholders’ equity:
Preferred Stock, no par value, 20,000,000 shares authorized, none issued	—	—
Common Stock, no par value, 230,000,000 shares authorized; 43,909,617 shares issued and 39,318,135 shares outstanding in 2004; 43,836,608 shares issued and 39,194,602 shares outstanding in 2003	43,910	43,836
Additional paid-in capital	1,186,917	1,184,237
Accumulated other comprehensive income	153,635	84,519
Unearned compensation	(1,697)	(1,361)
Retained earnings	281,360	255,006
Treasury stock, at cost (4,591,482 shares in 2004 and 4,642,006 shares in 2003)	(155,680)	(156,426)

Total stockholders’ equity	1,508,445	1,409,811

Total liabilities and stockholders’ equity	$22,232,276	$21,542,242

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Three Months Ended March 31, 2004 and the Year Ended December 31, 2003
($ in thousands)

			Accumulated
		Additional	Other		Unallocated			Total
		Paid-In	Comprehensive	Unearned	ESOP	Retained	Treasury	Stockholders'
	Common Stock	Capital	Income (Loss)	Compensation	Shares	Earnings	Stock	Equity
Balance at December 31, 2002	$43,656	$1,179,646	$88,522	$(458)	$(1,443)	$109,517	$(156,492)	$1,262,948
2003:
Net income	—	—	—	—	—	161,147	—	161,147
Net unrealized gain (loss) on securities	—	—	1,971	—	—	—	—	1,971
Net unrealized gain (loss) on derivatives designated as cash flow hedges	—	—	2,476	—	—	—	—	2,476
Change in accounting transfer of unrealized gain on available-for-sale securites to trading	—	—	(5,204)	—	—	—	—	(5,204)
Stock issued under various incentive plans, net of forfeitures	180	11,717	—	(903)	—	—	66	11,060
PRIDES purchase contract adjustments and allocated fees and expenses	—	(7,280)	—	—	—	—	—	(7,280)
Dividends declared on common stock	—	—	—	—	—	(15,658)	—	(15,658)
Allocation of shares in leveraged ESOP	—	154	—	—	1,443	—	—	1,597
Minimum pension liability adjustment	—	—	(3,246)	—	—	—	—	(3,246)

Balance at December 31, 2003	43,836	1,184,237	84,519	(1,361)	—	255,006	(156,426)	1,409,811
2004 (unaudited):
Net income	—	—	—	—	—	26,354	—	26,354
Net unrealized gain (loss) on securities	—	—	68,970	—	—	—	—	68,970
Net unrealized gain (loss) on derivatives designated as cash flow hedges	—	—	146	—	—	—	—	146
Stock issued under various incentive plans, net of forfeitures	74	2,680	—	(336)	—	—	746	3,164

Balance at March 31, 2004	$43,910	$1,186,917	$153,635	$(1,697)	$—	$281,360	$(155,680)	$1,508,445